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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       February 14, 1995
                                                --------------------------------


                            Westminster Capital, Inc.
                    (Formerly FarWest Financial Corporation)
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               (Exact name of registrant as specified in charter)


Delaware                       1-4923                95-2157201
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(State or other jurisdiction   (Commission     (IRS employer identification no.)
   of incorporation)             file number)


9665 Wilshire Boulevard, Suite M-10, Beverly Hills, California        90212
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code     (310)278-1930
                                                   -----------------------------


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ITEM 5.  OTHER EVENTS

Westminster Capital, Inc. (WI) announced on February 15, 1995 that its Board of Directors had approved a Settlement Agreement and Release by and between Resolution Trust Corporation ("RTC") and Westminster Capital, Inc. (the "Company") and three of its present and former directors ("Directors"). The Settlement Agreement and Release entered into as of February 14, 1995, provides for payment $4 Million by the Company to the RTC, requires the RTC to cooperate with the Company in connection with pending proceedings to recover tax payments made by the Company to the State of California, and releases all claims among the parties. The Settlement Agreement which specifically acknowledges that the Company and Directors have consistently denied any liability to the RTC was entered into for purposes of compromising the claims and avoiding the cost and inconvenience of litigation. In connection with the settlement, the Company issued a press release in the form attached as an Exhibit hereto and incorporated herein by reference.


Item 7.  Financial Statements, Proforma Financial Information and Exhibits

         (c) Exhibits

             Exhibit 99.1 - Press Release dated February 15, 1995



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Westminster Capital, Inc.


Date: 2-21-95                                /s/ William Belzberg
     -----------------------------           -----------------------------------
                                             William Belzberg
                                             Chairman of the Board




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